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                                                                Exhibit 10-A(3)


                                 THIRD AMENDMENT
                                       TO
                              THE DANA CORPORATION
                          ADDITIONAL COMPENSATION PLAN

                  Pursuant to resolutions of the Board of Directors adopted on October 21, 1996, the Dana Corporation Additional Compensation Plan (the "ACP") is hereby amended, effective as of October 20, 1996 (unless otherwise provided herein), as set forth below.

                                      FIRST

                  Section 5 of the "ACP" is hereby amended by deleting the first sentence that ends with the word "binding:" and replacing such sentence in its entirety with the following:

                  On or before December 31 of the Year on behalf of which awards are to be made, the Committee may determine to defer payment of any or all amounts awarded to a person named on the Corporate Award List. Each such person for whom the Committee determines that all or a portion of his award should be deferred may elect to have such award credited to
         (i) a Stock Account (as described in Section 5A hereof), (ii) an Interest Equivalent Account (as described in Section 5B hereof) or
         (iii) some combination thereof, in accordance with procedures established by the Committee.

                                     SECOND

                  Section 5A of the ACP is hereby amended by deleting the first two sentences thereof and replacing such sentences in their entirety with the following:

                  The Corporation shall establish a Stock Account on its books for each person who elects to convert all or a portion of his deferred award into Units equal to shares of the Corporation's common stock, and shall credit to such Account a number of Units equal to the maximum number of whole shares of the Corporation's common stock which could have been purchased with the amount of the award so deferred, assuming a purchase price per share equal to the average of the last reported daily sales prices for shares of such common stock on the New York Stock Exchange-Composite Transactions on each trading day during the preceding month of November.


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                                      THIRD

                  Section 5B of the ACP is hereby amended by deleting the first two sentences (as amended by the First Amendment to the ACP) thereof and replacing such sentences in their entirety with the following:

                  The Corporation shall establish an Interest Equivalent Account on its books for each person who elects to convert all or a portion of his deferred award (or his Units pursuant to Section 5A hereof) into Interest Equivalent amounts. Notwithstanding anything else in this
         Section 5B to the contrary, a participant may elect to credit up to 100% of the amount of any deferred award to his Interest Equivalent Account, provided that the participant has met or exceeded his stock ownership target as established by the Committee on December 12, 1994 (or as such target may be changed from time to time). If the participant has not met his stock ownership target, the participant may only elect to credit up to 50% of the amount of his deferred award to an Interest Equivalent Account.

                                     FOURTH

                  Section 6 of the ACP is hereby amended by deleting the third and fourth paragraphs thereof and replacing such paragraphs in their entirety with the following, such amendment to be effective upon shareholder approval, at the Corporation's 1997 Annual Meeting of Shareholders, of amendments to the Corporation's 1982 Amended Stock Option Plan which permit shares of the Corporation's common stock reserved for issuance under such plan to be used in satisfaction of obligations under the ACP:

                  Each distribution in respect of a participant's Accounts shall be made, in whole or in part, at the election of the participant, in shares of the Corporation's common stock, in cash, or in both common stock and cash. To the extent that payment is to be made in common stock of the Corporation, the number of shares of such stock to be distributed shall equal the maximum number of whole shares of the Corporation's common stock which could have been purchased with the Interest Equivalent Account amount being distributed, assuming a purchase price per share of common stock equal to the average of the last reported daily sales prices for shares of such stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. Any distribution in respect of Units from a participant's Stock Account shall be made on the basis of one share of the Corporation's common stock for each Unit being distributed. Any dollar balance in a participant's Stock Account at the time of each distribution shall be carried forward until the final distribution.


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                  If any distribution in respect of a participant's Accounts is to be made in cash, the value of each Unit being distributed from his Stock Account shall be assumed, for purposes of such distribution, to be equal to the average of the last reported daily sales prices for shares of the Corporation's Common Stock on the New York Stock Exchange-Composite Transactions on each trading day during the calendar month preceding the month of making such payment. A cash distribution may also be made from a participant's Interest Equivalent Account, in which case a corresponding reduction in the balance of that Account will be made.

                  If any distribution is made in shares of the Corporation's common stock, the Corporation shall take all necessary action to comply with or secure an exemption from the registration requirements of the Securities Act of 1933, and the listing requirements of the New York Stock Exchange and any other securities exchange on which the Corporation's common stock may then be listed; provided that the Corporation may (i) delay the making of any such distribution in shares of its common stock for such period as it may deem necessary or advisable to effect compliance with the requirements above referred to, and (ii) require, as a condition precedent to the delivery of the certificate(s) representing such shares, that any recipient thereof execute and deliver such representations, agreements and/or covenants in favor of the Corporation with respect to the holding and/or disposition of such shares, and such consent to the mechanics for enforcement of such representations, agreements and/or covenants, as the Committee may deem necessary or advisable in order to comply with or obtain exemption from any of the requirements above referred to.

                  IN WITNESS WHEREOF, the undersigned has hereby executed this Third Amendment on behalf of the Corporation this 21st day of October 1996.

                                              DANA CORPORATION

                                                  /s/      Martin J. Strobel
                                               ---------------------------------

ATTEST:

     /s/    Mark A. Smith, Jr.
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